Exhibit 99.5

NEITHER THE SECURITIES REPRESENTED HEREBY NOR THE COMMON SHARES ISSUABLE UPON CONVERSION HEREOF HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR QUALIFIED OR REGISTERED PURSUANT TO ANY U.S. STATE OR CANADIAN PROVINCIAL OR TERRITORIAL SECURITIES LAWS OR THE SECURITIES LAWS OF ANY OTHER APPLICABLE JURISDICTION. THE SECURITIES REPRESENTED HEREBY AND THE COMMON SHARES ISSUABLE UPON CONVERSION HEREOF MAY BE RESOLD ONLY IF REGISTERED PURSUANT TO THE PROVISIONS OF THE SECURITIES ACT AND QUALIFIED OR REGISTERED PURSUANT TO APPLICABLE U.S. STATE, CANADIAN PROVINCIAL OR TERRITORIAL SECURITIES LAWS, AND/OR THE SECURITIES LAWS OF ANY OTHER APPLICABLE JURISDICTION, OR IF AN EXEMPTION FROM SUCH REGISTRATION AND QUALIFICATION REQUIREMENT IS AVAILABLE.

GREENBROOK TMS INC.

SECOND AMENDED AND RESTATED COMMON SHARE CONVERSION INSTRUMENT

Amended and Restated: December 30, 2023

Date of Issuance: July 14, 2022

Series No. 2022-A

Certificate No. 3

THIS IS TO CERTIFY that Madryn Select Opportunities, LP and its transferees, successors and assigns (the “Holder”) shall have the right (but not the obligation) to convert the Outstanding Amount of Loans owing to the Holder under the Credit Agreement, up to the Maximum Conversion Amount then available, into common shares, without par value (the “Common Shares”) in the capital of Greenbrook TMS Inc., a corporation incorporated under the laws of the Province of Ontario (the “Company”), at the initial conversion price of $1.90 per Common Share (the “Conversion Price”), at any time after the date of issuance listed above (the “Commencement Date”) and expiring on the Expiration Date. This Second Amended and Restated Common Share Conversion Instrument (this “Instrument”) is issued subject to the Organization Documents of the Company and under and pursuant to that certain Credit Agreement, dated as of July 14, 2022, by and among the Company, the Holder, and the other parties thereto (as amended, modified or supplemented from time to time, the “Credit Agreement”). Capitalized terms used herein shall have the meanings ascribed to such terms in Section 13 hereof unless otherwise defined herein.

This Instrument amends, restates and replaces in its entirety that certain First Amended and Restated Common Share Conversion Instrument dated as of December 4, 2023, issued by the Company to the Holder.

SECTION 1. The Instrument; Transfer and Exchange.

(a) The Instrument. This Instrument and the rights and privileges of the Holder hereunder may be exercised in whole or in part as provided herein and, as more fully set forth in Section 1(b) and Section 7 hereof, may, subject to applicable securities laws and the terms of this Instrument, be transferred by the Holder to any other Person or Persons who meet the requirements set forth herein at any time or from time to time, in whole or in part.

(b) Transfer and Exchanges. The Company shall initially record this Instrument in a register maintained by the Company for that purpose and subject to Section 7 hereof, from time to time thereafter shall reflect the transfer of this Instrument on such register when surrendered for transfer in accordance with the terms hereof and properly endorsed, accompanied by appropriate instructions, and further accompanied by payment in cash or by check, bank draft or money order payable to the order of the Company, in United States currency, of an amount equal to any stamp or other tax or governmental charge or fee required to be paid in connection with the transfer thereof. Upon any such transfer, a new conversion instrument or conversion instruments shall be issued to and in the name of the transferee and the Holder (in the event this Instrument is only partially transferred or in connection with any concurrent partial transfer and partial exercise) and the surrendered conversion instrument shall be canceled and the Company shall update the register accordingly. This Instrument may be exchanged at the option of the Holder, when surrendered at the Principal Office of the Company, for another conversion instrument or other conversion instruments of like tenor and representing in the aggregate the right to convert a like amount of the Outstanding Amount of Loans owing to the Holder under the Credit Agreement, up to the Maximum Conversion Amount then available, into a like number of Common Shares at the Conversion Price (as such number may be adjusted upon adjustment of the Conversion Price as provided in Section 5).

SECTION 2. Exercise.

(a) Right to Exercise. At any time after the Commencement Date and on or before the Expiration Date, the Holder, in accordance with applicable securities laws and the terms hereof, shall be entitled to exercise the conversion rights under this Instrument, in whole at any time or in part from time to time, by delivering this Instrument to the Company during normal business hours on any Business Day at the Company’s Principal Office, together with the Notice of Conversion (with a copy to the Administrative Agent), in the form attached hereto as Exhibit A and made a part hereof (the “Notice of Conversion”), duly executed. The Holder shall not be required to deliver the original of this Instrument in order to effect an exercise hereunder. Subject to Section 2(c), the aggregate number of Conversion Shares to be subscribed for by the Holder pursuant to the applicable Notice of Conversion shall be equal to the amount calculated by dividing (i) the Aggregate Conversion Amount by (ii) the Conversion Price then in effect.

(b) Conversion of the Aggregate Conversion Amount. For any exercise, in whole or in part, of the conversion rights under this Instrument, payment of the Aggregate Conversion Amount shall be made to the Company by (i) automatically reducing the Outstanding Amount of the Loans owing to the Holder under the Credit Agreement by an amount equal to the Aggregate Conversion Amount or (ii) a Net Exercise as provided in Section 2(c). Other than in the case of a Net Exercise in accordance with Section 2(c), simultaneously with the allotment and issuance of Conversion Shares, or the payment of the applicable Cash Settlement Amount, as the case may be, pursuant to Section 2(e), the Outstanding Amount of the Loans in an amount equal to the Aggregate Conversion Amount shall be deemed repaid under the Credit Agreement in accordance with Section 2.14 thereof. Following any exercise, in whole or in part, of the conversion rights under this Instrument, the Maximum Conversion Amount available for any subsequent exercise of the conversion rights under this Instrument shall be reduced by the Aggregate Conversion Amount paid by the Holder in connection with such exercise.

(c) Net Exercise. The Holder shall have the right to pay all or a portion of the Aggregate Conversion Amount by making a net exercise (“Net Exercise”), in which case the portion of the Aggregate Conversion Amount to be so paid shall be paid by reducing the number of Conversion Shares otherwise issuable pursuant to the Notice of Exercise by an amount equal to (i) the Aggregate Conversion Amount to be so paid, divided by (ii) the Fair Market Value Per Common Share. For the avoidance of doubt, in the case of a Net Exercise by the Holder, no amount of the Outstanding Amount of the Loans owing to the Holder under the Credit Agreement shall be reduced or deemed repaid.

(d) Cash Settlement.

(i) Notwithstanding any other provision of this Instrument, if, following the exercise of the conversion rights under this Instrument, (A) the applicable rules of the Toronto Stock Exchange (“TSX”) or The Nasdaq Stock Market LLC (“Nasdaq”) require approval by TSX or Nasdaq, as applicable, for any allotment or issuance of any number of Conversion Shares by the Company with respect to all or any portion of the Aggregate Conversion Amount, and the Company is unable to obtain such approval by using commercially reasonable efforts, (B) on or prior to the Share Delivery Date, the Company makes a written request to satisfy its obligations under this Instrument by means other than such allotment and issuance of such number of Conversion Shares, and the Holder, in its sole and absolute discretion, accepts such request, or (C) the Company fails for any reason to allot and issue the applicable number of Conversion Shares with respect to all or any portion of the Aggregate Conversion Amount on or prior to the Share Delivery Date, and the Holder, in its sole and absolute discretion, elects to require the Company to satisfy its obligations under this Instrument by means other than such allotment and issuance of such applicable number of Conversion Shares (any such portion of the Aggregate Conversion Amount referred to in Section 2(d)(i)(A), (B) or (C), the “Non-Share Settled Portion”), then, in each case, the Company shall, in lieu of allotting and issuing to the Holder the applicable number of Conversion Shares with respect to the Non-Share Settled Portion, pay the applicable Cash Settlement Amount to the Holder for such Non-Share Settled Portion. Notwithstanding the foregoing, in the case of any Automatic Exercise pursuant to Section 2(i), the Company shall not be permitted to satisfy its obligations under this Instrument by means of payment of the applicable Cash Settlement Amount to the Holder, other than payment of the Cash Settlement Amount for the Non-Share Settled Portion referred to in Section 2(d)(i)(A).

(ii) The cash settlement amount (the “Cash Settlement Amount”) for any Non-Share Settled Portion shall be calculated as of the date of exercise of this Instrument and shall be equal to the product of (A) the Fair Market Value Per Common Share, multiplied by (B) the number of Conversion Shares which would, but for the occurrence of any event referred to in Section 2(d)(i)(A), (B) or (C), have been issuable to the Holder upon exercise of the conversion rights under this Instrument with respect to such Non-Share Settled Portion.

(iii) The Company shall be required to pay any Cash Settlement Amount to the Holder on or before the following applicable date (each, a “Cash Settlement Date”): (A) if such payment is required under Section 2(d)(i)(A), the Share Delivery Date; (B) if such payment is required under Section 2(d)(i)(B), the fifth (5th) Business Day following the date of the Holder’s acceptance of the written request of the Company referred to in Section 2(d)(i)(B); or (C) if such payment is required under Section 2(d)(i)(C), the third (3rd) Business Day following the date of the Holder’s election referred to Section 2(d)(i)(C). Notwithstanding the foregoing, the Cash Settlement Date (other than the Cash Settlement Date in connection with any Cash Settlement Amount to be paid upon any Automatic Exercise) shall be extended by up to five (5) Business Days in the event the Company is required to adjust the Conversion Price in accordance with Section 5.

(iv) The Company covenants and agrees that, after the date of issuance set forth above, it shall not, without the prior written consent of the Holder, enter into or agree to become subject to specific or direct contractual term, condition, provision or agreement that would specifically prohibit the performance of the Company’s obligations to pay the applicable Cash Settlement Amount under this Section 2(d).

(e) Issuance of Conversion Shares or Payment of Cash Settlement Amount Upon Exercise. Upon (x) receipt by the Company of a Notice of Conversion at its Principal Office in proper form for exercise or (y) any Net Exercise as provided in Section 2(c) or any Automatic Exercise as provided in Section 2(i), the Company shall:

(i) allot and issue to the Holder, without delay and in any case on or prior to the Share Delivery Date, the number of Conversion Shares specified in the Notice of Conversion as set forth in Exhibit B hereto; or

(ii) if applicable, pay to the Holder the applicable Cash Settlement Amount in accordance with Section 2(d),

and, in each case, simultaneously deliver to the Holder, without duplication, all Distributed Property that the Holder is entitled to receive pursuant to Section 5(a)(ii).

(f) Fractional Shares. If any fraction of a Conversion Share would be deliverable upon an exercise of this Instrument, the Company may, in lieu of delivering such fraction of a Conversion Share, make a cash payment to the Holder in an amount equal to the same fraction of the Fair Market Value Per Common Share determined as of the date of exercise of this Instrument.

(g) Partial Exercise. In the event that the Holder exercises this Instrument in part from time to time, there shall be no restriction on the number of times the Holder may exercise its conversion rights under this Instrument to subscribe for Conversion Shares or the minimum number of Conversion Shares that the Holder shall be required to subscribe for upon any partial exercise of its conversion rights under this Instrument. Upon any partial exercise of this Instrument, the Company shall issue and deliver to the Holder a new conversion instrument in like form for the unexercised portion thereof which has not expired.

(h) Common Shares. The Common Shares issued pursuant to this Instrument shall:

(i) rank equally in all respects from the effective date of issue with the Common Shares then in issue (if any);

(ii) be entitled to all dividends and distributions declared or paid on any date or by reference to any date on or after the date on which the relevant Notice of Conversion is delivered to the Principal Office (or at such other address as the Company may designate by notice in writing to the Holder in accordance with the terms hereof); and

(iii) otherwise have the rights and privileges under applicable law and as prescribed in the Organization Documents of the Company from time to time.

(i) Automatic Exercise. Unless the Holder has expressly notified the Company in writing at least five (5) Business Days prior to the Expiration Date that such Holder either (a) elects not to exercise the conversion rights under this Instrument and that such Holder will instead let this Instrument expire on the Expiration Date or (b) will exercise the conversion rights under this Instrument on or prior to the Expiration Date by a method other than as set forth in this Section 2(i), if the Fair Market Value Per Common Share determined as of the Expiration Date is greater than the Conversion Price then in effect, the Holder shall be deemed, without further act by the Holder (and, for avoidance of doubt, without any delivery of this Instrument or the Notice of Conversion to the Company), for all purposes of this Instrument, to have automatically exercised in full, by a Net Exercise in accordance with Section 2(c), its conversion rights under this Instrument on the Expiration Date (an “Automatic Exercise”). If the Expiration Date is expected to occur pursuant to clause (b) of the definition thereof, the Company shall deliver the Holder a written notice of such expected occurrence of such Expiration Date at least ten (10) Business Days prior to such expected occurrence of such Expiration Date with the view to allowing the Holder sufficient time to opt out of any Automatic Exercise on such expected Expiration Date.

(j) Company’s Failure to Timely Deliver Securities or Pay Cash Settlement Amount.

(i) The Company understands that a delay in the delivery of the Conversion Shares after the Share Delivery Date or payment of the Cash Settlement Amount after the applicable Cash Settlement Date could result in economic loss to the Holder. As compensation to the Holder for such loss, if the Company fails to (A) cause the Transfer Agent to transmit to the Holder the Conversion Shares on or before the Share Delivery Date in accordance with the provisions of Exhibit B pursuant to an exercise of the conversion rights under this Instrument (other than a failure caused by incorrect or incomplete information provided by the Holder to the Company) or (B) pay the Cash Settlement Amount to the Holder on or before the applicable Cash Settlement Date, the Company agrees to pay (as liquidated damages and not as a penalty) to the Holder for late issuance of the Conversion Shares the proportionate amount of $100 per Trading Day (increasing to $200 per Trading Day after the tenth (10th) Trading Day) after the Share Delivery Date or the applicable Cash Settlement Date, as applicable, for each $10,000 of Aggregate Conversion Amount for which the conversion rights under this Instrument is exercised which are not timely delivered or paid, respectively. Notwithstanding anything to the contrary contained in this Instrument, the Company shall not be required to pay any amounts under this Section 2(j) during the first five (5) Trading Days of any late issuance or delivery of Conversion Shares or Cash Settlement Amounts, as applicable, in connection with an Automatic Exercise.

(ii) Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Conversion Shares upon exercise of the conversion rights under this Instrument. The Company shall pay any payments incurred under this Section 2(j) in immediately available funds upon demand.

(k) Securities Law Legend(s). The Holder agrees and acknowledges, by receipt of this Instrument, that this Instrument, and any Conversion Shares issuable upon conversion hereof, shall bear a securities law legend substantially similar to the legend on the facing page of this Instrument, to the extent required by applicable securities laws. The Company acknowledges and agrees that Conversion Shares issuable upon exercise of the conversion rights under this Instrument shall not be required to contain any legend while a registration statement (including the Registration Statement) covering the resale of such Conversion Shares is effective under the Securities Act.

(l) Administrative Agent’s Acknowledgement. The Administrative Agent acknowledges the terms of this Instrument and agrees that, upon exercise of the conversion rights under this Instrument, the Administrative Agent shall perform its duties and exercise its rights and powers under the Credit Agreement, including, without limitation, in accordance with the terms of Section 2.14 thereof, to give effect to any corresponding deemed repayment of the Outstanding Amount of Loans under the Credit Agreement in an amount equal to the Aggregate Conversion Amount.

SECTION 3. Payment of Taxes. The Company shall promptly pay any and all stamp, documentary, registration or similar tax or taxes in connection with the entry into, performance, enforcement or admissibility in evidence of this Instrument or attributable to the initial issuance of Conversion Shares or other securities issuable upon the exercise of the conversion rights under this Instrument or issuable pursuant to Section 5 hereof, excluding any tax or taxes which may be payable because of the transfer involved in the issuance or delivery of any certificates for Conversion Shares or other securities in a name other than that of the Holder in respect of which such Conversion Shares or securities are issued. Any and all payments by or on account of any obligation of the Company hereunder (whether paid in cash or otherwise) shall be made free and clear of and without deduction or withholding for any taxes except as required by applicable law; provided that, if the Company is required to deduct or withhold any taxes hereunder then (a) the amount payable shall be increased as necessary so that, after making all required deductions or withholdings (including deductions or withholdings applicable to additional amounts payable under this Section 3), the Holder receives an amount (in cash or otherwise) equal to the amount it would have received had no such deduction or withholding been made; provided, that no gross-up shall be required in respect of Day 1 U.S. Federal Withholding Taxes, (b) the Company shall make such required deduction or withholding, and (c) the Company shall pay to the relevant taxation authority the full amount deducted or withheld in accordance with, and within the time limits prescribed by, applicable law. The Company shall provide the Holder with copies of receipts or other communications relating to the remittance of such withheld amount or the filing of such forms received from such taxation authority promptly after receipt thereof. The Company shall indemnify the Holder, within ten (10) days after written demand therefor, for the full amount of any taxes (other than taxes computed by reference to net income of the Holder) paid or payable by the Holder, on or with respect to any payment (whether paid in cash or otherwise) by or on account of any obligation of the Company hereunder (including taxes (other than taxes computed by reference to net income of the Holder) imposed or asserted on or attributable to amounts payable under this Section 3) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such taxes were correctly or legally imposed or asserted by the relevant taxation authority.

SECTION 4. Replacement Instrument. In case this Instrument is mutilated, lost, stolen or destroyed, the Company shall issue and deliver in exchange and substitution for and upon cancellation of the mutilated Instrument, or in lieu of and in substitution for the Instrument lost, stolen or destroyed, a new Instrument of like tenor and representing an equivalent right or interest, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of such Instrument and upon receipt of indemnity reasonably satisfactory to the Company; provided, that if the Holder is a financial institution, business development company or other institutional or fund investor, its own agreement shall be satisfactory.

SECTION 5. Adjustments to the Conversion Price.

Under certain conditions, the Conversion Price is subject to adjustment as set forth in this Section 5.

(a) Adjustments. The Conversion Price, after taking into consideration any prior adjustments pursuant to this Section 5, shall be subject to adjustment from time to time as follows and, thereafter, as adjusted, shall be deemed to be the then applicable Conversion Price hereunder, subject to further adjustment.

(i) Common Share Distributions. Subdivisions and Combinations. In case at any time or from time to time the Company shall:

(A) issue to the holders of its Common Shares a dividend payable in, or other distribution of, Common Shares, bonus shares or other Equity Interests of the Company (a “Share Distribution”),

(B) subdivide its issued Common Shares into a larger number of Common Shares, including without limitation, by means of a stock split (a “Share Subdivision”), or

(C) combine its issued Common Shares into a smaller number of Common Shares (a “Share Combination”),

then the Conversion Price shall be (x) proportionately decreased in the case of a Share Distribution or a Share Subdivision and (y) proportionately increased in the case of a Share Combination. In the event the Company shall declare or pay, without consideration, any dividend on the Common Shares payable in any right to acquire Common Shares for no consideration, then the Company shall be deemed to have made a Share Distribution in an amount of Common Shares equal to the maximum number of Common Shares issuable upon exercise of such rights to acquire Common Shares. Any adjustment under this Section 5(a) shall become effective at the close of business on the date the Share Subdivision or Share Combination becomes effective, or upon the making of any Share Distribution.

(ii) Distributions. If the Company, at any time while this Instrument is outstanding, distributes to all holders of Common Shares for no consideration (A) evidence of its indebtedness, (B) any security (other than a Share Distribution), (C) rights or warrants to subscribe for or purchase any security (other than any deemed Share Distribution referred to in Section 5(a)(i)), or (D) any other asset, including cash or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction (in each case, “Distributed Property”), then, upon any exercise of the conversion rights under this Instrument that occurs after the record date fixed for determination of shareholders entitled to receive such distribution, the Holder shall be entitled to receive, in addition to the Conversion Shares otherwise issuable upon such exercise (if applicable), the Distributed Property that such Holder would have been entitled to receive in respect of such number of Conversion Shares had the Holder been the record holder of such Conversion Shares in respect of the then-unexercised portion of this Instrument immediately prior to such record date without regard to any limitation on exercise contained therein.

(b) Fundamental Transactions. If, at any time while this Instrument is outstanding, the Company effects a Fundamental Transaction, then, to the extent then permitted under applicable laws, rules and regulations (including the rules of the Principal Market (or such other national securities exchange on which the Common Shares are then listed and traded), upon any subsequent exercise of the conversion rights under this Instrument, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash, assets or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Conversion Shares then issuable upon exercise in full of the conversion rights under this Instrument without regard to any limitations on exercise contained herein, subject to adjustments from and after the consummation date as nearly equivalent as possible to the adjustments provided for in this Section 5 (the “Alternate Consideration”). The Company shall not effect any such Fundamental Transaction unless prior to or simultaneously with the consummation thereof, any successor to the Company or surviving entity shall have (i) assumed, by written instrument delivered to the Holder, the obligation to deliver to the Holder, such Alternate Consideration as, in accordance with the foregoing provisions, the Holder may be entitled to receive, and the other obligations under this Instrument, and (ii) delivered to the Holder an opinion of counsel for such corporation or entity, satisfactory to the Holder, which opinion shall state that all of the terms of this Instrument applicable in respect of such Alternative Consideration shall be enforceable against the Company and such successor or surviving entity in accordance with the terms hereof and thereof, together with such other matters as the Holder may reasonably request. In any such case, appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to such Alternate Consideration deliverable upon exercise of the conversion rights hereunder, and appropriate equitable adjustments shall be made to the Conversion Price payable hereunder; provided that the Maximum Conversion Amount shall remain the same (and, for the avoidance of doubt, this Instrument shall be exclusively exercisable for such Alternate Consideration from and after the consummation of such Fundamental Transaction). The provisions of this Section 5(b) shall similarly apply to subsequent transactions analogous to a Fundamental Transaction.

(c) Notices.

(i) Notice of Proposed Actions. The Company shall give to the Holder advance written notice of any proposed action by the Company or any of its Subsidiaries pursuant to which an adjustment to the Conversion Price may occur pursuant to this Section 5 as promptly as practicable and in any event within five (5) Business Days after the approval of such action or entry into any agreement to give effective to such action, which written notice shall specify the proposed date on which a record is to be taken for the purposes of any Share Distribution or distribution of any Distributed Property, or the proposed date on which any reclassification, reorganization, consolidation, merger, stock exchange, sale, transfer, disposition, liquidation, dissolution, winding up, Fundamental Transaction or other transaction is to take place and the date of participation therein by the holders of Common Shares of the Company, if any such date is to be fixed, or the proposed date on which the transfer of Common Shares is to occur, and shall also set forth such facts with respect thereto as shall be necessary to indicate the effect of such action on the Common Shares and on the Conversion Price after giving effect to any adjustment which will be required as a result of such action.

(ii) Adjustment Notice. Whenever the Conversion Price is to be adjusted pursuant to this Section 5, unless otherwise agreed by the Holder, the Company shall promptly (and in any event within five (5) Business Days after the event requiring the adjustment) prepare and deliver to the Holder a certificate signed by the chief financial officer of the Company, setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment is to be calculated. The certificate shall set forth, if applicable, a description of the basis on which the Board in good faith determined, as applicable, the equitable nature of any adjustment under Section 5(b) hereof and the new Conversion Price, as applicable.

SECTION 6. No Dilution or Impairment. The Company will not, by amendment of its Organization Documents or through any reorganization, recapitalization, transfer of assets, consolidation, merger, share exchange, dissolution or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Instrument, including, without limitation, the adjustments required under Section 5 hereof, if any, and will at all times in good faith assist in the carrying out of all such terms and in taking of all such action as may be necessary or appropriate to protect the rights of the Holder against dilution or other impairment, subject to compliance with applicable securities laws and stock exchange rules and regulations. Without limiting the generality of the foregoing and notwithstanding any other provision of this Instrument to the contrary (including by way of implication), the Company will take all such action as may be necessary or appropriate so that the Company may validly and legally issue Conversion Shares to the Holder upon the exercise of the conversion rights under this Instrument.

SECTION 7. Transfers of this Instrument.

(a) Generally. Subject to the restrictions set forth in this Section 7, the Holder may, at any time and from time to time, assign or transfer this Instrument and the Conversion Shares, in each case in whole or in part, without the prior written consent of the Company. The transferor shall be deemed to remain the holder of this Instrument until the name of the transferee is entered in the Company register in respect of this Instrument. This Instrument has not been, and the Conversion Shares at the time of their issuance may not be, registered under the Securities Act or qualified or registered under any applicable Canadian securities laws. Accordingly, the Company’s obligation to issue Conversion Shares upon exercise of this Instrument by any such transferee shall be subject to compliance with applicable securities laws, and the Company reserves the right to obtain such information from the transferee as it may reasonably request to confirm the applicability of an available exemption from registration or qualification under applicable securities laws, including, without limitation, confirmation of representations and warranties substantially similar to those set forth in Section 12. This Instrument and the Conversion Shares are issued or issuable subject to the provisions and conditions contained herein and in the Credit Agreement and to the provisions and conditions contained in the Organization Documents of the Company, and the Holder by accepting the same agrees with the Company to such provisions and conditions, and represents to the Company that this Instrument has been acquired and the Conversion Shares will be acquired for the account of the Holder for investment and not with a view to or for sale in connection with any distribution thereof.

(b) Compliance with Securities Laws. The Holder agrees that this Instrument and the Conversion Shares may not be sold or otherwise disposed of except pursuant to (i) an effective registration statement under the Securities Act covering the re-sale by the Holder of the Conversion Shares, and applicable U.S. state securities laws or pursuant to an applicable exemption from the registration requirements of the Securities Act and such U.S. state securities laws, and (ii) a prospectus filed under applicable Canadian securities laws covering the sale by the Holder of the Conversion Shares or pursuant to an applicable exemption from such Canadian securities law requirements.

(c) No Transfer to Non-Lenders. The Holder agrees that this Instrument may not be assigned, transferred or sold to any Person who is not a Lender under the Credit Agreement.

SECTION 8. Confidentiality. The Holder hereby agrees to comply with and be bound by, and agrees to require a transferee permitted hereby to be bound by, the confidentiality provisions in Section 11.07 of the Credit Agreement and acknowledges and agrees that (a) any information provided to the Holder or its representatives pursuant to this Instrument, (b) any other information provided to the Holder or its representatives that a reasonable person would deem to be confidential under the circumstances, and (c) any other information provided to the Holder or its representatives pursuant to this Instrument and is clearly identified at the time of delivery as confidential shall, in each case, be deemed Information (as defined in the Credit Agreement) and subject to the confidentiality provisions in Section 11.07 of the Credit Agreement.

SECTION 9. Covenants. The Company hereby covenants and undertakes to the Holder that for so long as the Holder holds this Instrument, any interest created under this Instrument or any Conversion Shares:

(a) Validly Issued Shares. All Conversion Shares issuable upon exercise of the conversion rights under this Instrument and full conversion of the Aggregate Conversion Amount (including those issued pursuant to adjustments as required pursuant to Section 5 hereof) shall, upon delivery by the Company, be duly authorized and validly issued, fully paid and nonassessable, free from all stamp taxes, liens and charges with respect to the issue or delivery thereof and otherwise free of all other security interests, encumbrances and claims (other than security interests, encumbrances and claims to which the Holder is subject prior to or upon the issuance of the applicable Conversion Shares or pursuant to the Credit Agreement, restrictions under applicable federal, provincial, territorial and/or state securities laws and other transfer restrictions described herein).

(b) Reservation of Shares. The Company shall at all times reserve and keep available for issue out of the aggregate of its authorized but unissued share capital, free of preemptive rights, such number of its duly authorized Common Shares as shall be required to enable the Company to issue Conversion Shares in the full amount required upon exercise in full of the conversion rights under this Instrument. If any Common Shares reserved or to be reserved for the purpose of the exercise of the conversion rights under this Instrument, or any shares or other securities reserved or to be reserved for the purpose of issuance pursuant to Section 5 hereof, require registration with or approval of any Governmental Authority under any federal or state law (other than securities laws) before such shares or other securities may be validly delivered upon exercise of the conversion rights under this Instrument, then the Company covenants that it will, at its sole expense, promptly secure such registration or approval, as the case may be (including, but not limited to, approvals or expirations of waiting periods required under the Hart Scott Rodino Antitrust Improvements Act).

(c) No Effect Upon Lending Relationship. Notwithstanding anything herein to the contrary, nothing contained in this Instrument shall affect, limit or impair the rights and remedies of the Holder or any of its Affiliates in its capacity as a lender to the Company pursuant to any agreement under which the Company has borrowed money from the Holder or any of its Affiliates. Without limiting the generality of the foregoing, the Holder, for itself or in any capacity with respect to any of its Affiliates in exercising its or its Affiliates’ respective rights as a lender, including making its decision on whether to foreclose on any collateral security, will have no duty to consider (i) its status or the status of any of its Affiliates as a direct or indirect equity holder of the Company, (ii) the equity of the Company or (iii) any duty it may have to any other direct or indirect equity holder of the Company, except as may be required under the Credit Agreement or by commercial law applicable to creditors generally, or as may be required under applicable securities laws.

(d) Compliance with Rule 144. The Company shall timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date of issuance set forth above pursuant to the Exchange Act. As long as the Holder owns any Conversion Securities, if the Company is not required to file reports pursuant to such securities laws, it will prepare and furnish to the Holder and make publicly available in accordance with Rule 144 such information as is required for the Holder to sell Conversion Securities under Rule 144. For so long as the Conversion Shares are not registered under an effective registration statement, the Company further covenants that it will take such further action as the Holder may reasonably request and cooperate in all respects with the Holder, including using its best efforts to provide instructions to the Transfer Agent in order to facilitate a sale or transfer of Conversion Shares, cause its legal counsel to issue a legal opinion to the Transfer Agent for such Conversion Shares if required by the Transfer Agent to effect the removal of the legend hereunder or procure the removal of any restrictive legend applicable to the Conversion Shares, all to the extent required from time to time to enable the Holder to sell such Conversion Shares without registration under the Securities Act in accordance with the requirements of the applicable exemptions provided by Rule 144, if available.

(e) Certain Amendments. The Company shall not adopt any amendment or modification of the Organization Documents of the Company that would adversely affect the Holder (in its capacity solely as a holder of this Instrument) without prior written consent of the Holder.

(f) Limitation on Certain Restrictions. The Company shall not, and will not permit or cause any of its Subsidiaries, directly or indirectly, to create or otherwise cause or suffer to exist or become effective any restriction or encumbrance (other than the Credit Agreement) on the ability of the Company and any such Subsidiaries to perform and comply with their respective obligations under this Instrument.

(g) Regulatory Requirements and Restrictions. In the event of any reasonable determination by the Holder that, by reason of any existing or future national, federal or state law, statute, rule, regulation, guideline, order, court or administrative ruling, request or directive (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) including bank holding company related laws (collectively, a “Regulatory Requirement”), the Holder is effectively restricted or prohibited from holding this Instrument or the Conversion Shares (including any shares of capital stock or other securities distributable to the Holder in any merger, reorganization, readjustment or other reclassification), or otherwise realizing upon or receiving the benefits intended under this Instrument, the Company shall, and shall use its reasonable best efforts to take such action as the Holder and the Company shall jointly agree in good faith to be necessary to permit the Holder to comply with such Regulatory Requirement; provided, that, no action shall be required to be taken by the Company that would (i) require the Company or any of its Subsidiaries to change its line of business or effect any transactions involving the Company or any of its Subsidiaries (including, but not limited to, any corporate reorganization); (ii) materially interfere or would reasonably be expected to materially interfere with any financing, acquisition, corporate reorganization, merger, tender offer or other significant transaction involving the Company; (iii) require the Company to obtain shareholder approval; (iv) require the Company or any of its Subsidiaries to re-incorporate under the laws of any other jurisdiction or to register pursuant to the rules or regulations of any regulatory agency; or (v) result in any adverse tax consequences to the Company or any of its Subsidiaries. The reasonable costs of taking such action, whether by the Company, any of its Subsidiaries, the Holder or otherwise, shall be borne in full by the Holder.

SECTION 10. Registration Rights.

(a) As soon as reasonably possible, but in any event, no later than twelve (12) calendar months following the Commencement Date (and subject to satisfaction of the Registration Conditions), the Company shall prepare and file a shelf registration statement with the Commission to permit the public resale of the Registrable Securities (the “Registration Statement”). The Registration Statement required to be filed with the Commission pursuant to this Section 10(a) shall be on Form F-3 or Form F-10, or, if neither Form F-3 nor Form F-10 is then available to the Company, on Form F-1, Form S-3, Form S-1 or such other form of registration statement as is then available to effect a registration for resale of the Registrable Securities, covering the Registrable Securities, and shall contain a prospectus in such form as to permit any the Holder to sell the Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect, or in the case of Form F-10, any similar provision under Canadian securities laws) at any time beginning on the effective date for such Registration Statement. The Company shall use its best efforts to cause a Registration Statement filed pursuant to this Section 10(a) to be declared effective by the Commission as soon as possible, but in any event, within one hundred twenty (120) calendar days after the filing of the Registration Statement. A Registration Statement shall provide for the resale pursuant to any method or combination of methods legally available to, and requested by, the Holder, including by way of an underwritten offering, if so elected by the Holder, subject to a minimum offering size of $3,000,000. During the Effectiveness Period, the Company shall use its best efforts to cause a Registration Statement filed pursuant to this Section 10(a) to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, that another registration statement is available for the resale of the Registrable Securities until the Registration Termination Time. The Company shall prepare and file a listing application with the Principal Market for the Company’s Common Shares (including Nasdaq and TSX, if applicable, or such other national securities exchange on which the Company’s Common Shares are then listed and traded, in each case, to the extent required by the rules and regulations of such exchange) to list all Conversion Shares issuable upon exercise of the conversion rights under this Instrument covered by a Registration Statement and shall have such Conversion Shares issuable upon exercise of the conversion rights under this Instrument promptly approved for listing on such Principal Market (including Nasdaq and TSX, if applicable, or such other national securities exchange on which the Common Shares are then listed and traded, in each case, to the extent required by the rules and regulations of such exchange) by the effective date of such Registration Statement, subject only to official notice of issuance. Within two (2) Business Days of the effective date of a Registration Statement, the Company shall notify the Holder of the effectiveness of such Registration Statement.

(b) When effective, a Registration Statement (including the documents incorporated therein by reference) shall comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained in such Registration Statement, in the light of the circumstances under which a statement is made).

(c) Without limiting Section 10(a), the Company agrees that it shall notify the Holder in writing at least five (5) Business Days prior to the filing of any registration statement under the Securities Act for purposes of a proposed public offering of Common Shares (including, without limitation, registration statements relating to secondary offerings of securities of the Company, but excluding (i) any registration statement relating to any employee benefit plan; (ii) with respect to any corporate reorganization or transaction under Rule 145 promulgated under the Securities Act, any registration statement related solely to the issuance or resale of securities issued in such a transaction; (iii) any registration statement related solely to Common Shares issued upon conversion of convertible debt securities; (iv) any registration statement filed under Rule 462(b) promulgated under the Securities Act; or (v) any registration statement on Form S-4, Form F-4 or Form S-8 not contemplated by clauses (i) through (iv) hereof) that would be filed at any time during which this Instrument is still outstanding and the Holder (together with the Holder’s Affiliates who are holders of the other conversion instruments forming the same series with this Instrument) continues to hold or beneficially own Registrable Securities that comprise at least one percent (1%) of the Common Shares then outstanding, and the Company will afford the Holder an opportunity to include in such registration statement all or part of the Registrable Securities, subject to the provisions hereof (such registration statement, the “Piggyback Registration Statement”). If the Holder desires to include in any such Piggyback Registration Statement all or any part of the Registrable Securities held by it, the Holder shall, within three (3) Business Days after the above-described notice from the Company, so notify the Company in writing and shall thereafter furnish the Company with such information as the Company reasonably requires to include such Registrable Securities in such offering; provided that, if such Registrable Securities represent Conversion Shares that have not yet been issued upon exercise of this Instrument, then the Holder shall also include a Notice of Conversion in respect of such Registrable Securities, it being understood that in no event shall the Company be obligated to include in any such Piggyback Registration Statement any Conversion Shares that have not been, or will not be, actually issued prior to the closing of the applicable offering due solely to the Holder’s failure to timely deliver such Notice of Conversion to the Company. The Company will use its commercially reasonable efforts to cause such Registrable Securities as to which inclusion shall have been so requested to be included in the Piggyback Registration Statement, subject to the second proviso in the next sentence. The Holder shall be entitled to sell the Registrable Securities included in a Piggyback Registration Statement in accordance with the method of distribution contemplated in the Piggyback Registration Statement; provided that, if the Piggyback Registration Statement relates to an underwritten offering, then (A) the Company shall be entitled to select the underwriters in its sole discretion and (B) the Holder must sell all Registrable Securities included on the Piggyback Registration Statement in such underwritten offering pursuant to an underwriting agreement containing terms and conditions that are customary for secondary offerings; and provided, further, that if the number of Registrable Securities requested by the Holder, together with the number of Common Shares that other persons that have duly requested to be included in such Piggyback Registration Statement pursuant to “piggyback rights” evidenced by another agreement (including, without limitation, the Existing Registration Rights Agreement) (collectively, “Requested Shares”), exceeds the maximum number of securities that may be sold in the applicable offering under such Piggyback Registration Statement without adversely affecting the success of such offering, as advised by the managing underwriters for such offering, then the number of Requested Shares to be included in such Piggyback Registration Statement will be allocated first, to such other persons party to the Existing Registration Rights Agreement; second, to the Holder; and third, to any other such persons. The Company may withdraw a Piggyback Registration Statement prior to its being declared effective without incurring any liability to the Holder and shall not be required to keep a Piggyback Registration Statement effective for longer than the period contemplated by the intended manner of distribution for the securities of the Company to be sold by the Company as described in the prospectus included in the Piggyback Registration Statement.

(d) For the avoidance of doubt, the rights to cause the Company to register Registrable Securities granted to the Holder by the Company under this Section 10 shall be fully assignable and transferrable to the same extent as this Instrument and the Conversion Shares are assignable and transferrable pursuant to Section 7 hereof, and any assignee or transferee of any Conversion Securities shall have all of the rights of the Holder to cause the Company to register Registrable Securities as set forth in this Section 10.

(e) The Holder (or any assignee or transferee) shall cooperate with the Company by, with reasonable promptness, supplying information and executing documents relating to such Holder (or transferee or assignee) or the securities of the Company owned by such Holder (or transferee or assignee) in connection with such registration under this Section 10 which are customary for offerings of this type or are required by applicable laws or regulations, including, but not limited to, furnishing to the Company a completed questionnaire in the form attached to this Instrument as Exhibit C. In the event the Holder does not comply with the immediately preceding sentence within a reasonable time prior to the initial filing in connection with such registration, the Company shall be permitted to exclude the Holder as a selling securityholder in connection therewith. In addition, the right of the Holder to include any of its Registrable Securities in any underwritten offering pursuant to a Piggyback Registration Statement will be subject to the execution and delivery by such Holder or its duly authorized representative or attorney-in-fact, of any related underwriting agreement and such other agreements or instruments (including customary “lock-up” agreements, custody agreements and powers of attorney), if any, as may be reasonably requested (to the same extent any such request is also made to the Company’s directors or officers and/or other selling shareholders in such offering) by the managing underwriters for such offering.

(f) Notwithstanding the foregoing provisions of this Section 10, the Company may, at any time, (i) delay the filing or delay or suspend the effectiveness of a Registration Statement, Piggyback Registration Statement or any pending or potential offering thereunder; (ii) without suspending such effectiveness, instruct the Holder not to sell any securities included in a Registration Statement or Piggyback Registration Statement; or (iii) delay the filing of any amendment or supplement to any Registration Statement or Piggyback Registration Statement, if, in the case of any of clause (i), (ii) or (iii), the Board has determined and promptly delivers a notice (a “Suspension Notice”) to the Holder in writing that in its reasonable good faith judgment (A) a material event has occurred or is likely to occur with respect to the Company that has not been publicly disclosed and, if disclosed, could reasonably be expected to materially and adversely affect the Company and its ability to consummate the registration of the resale of the Registrable Securities or (B) such registration could reasonably be expected to materially interfere with any material financing, acquisition, corporate reorganization, merger, tender offer or other significant transaction involving the Company (a “Suspension Period”), by providing the Holder with written notice of such Suspension Period and the reasons therefor. The Company will use its reasonable best efforts to provide such Suspension Notice at least ten (10) Business Days prior to the commencement of such a Suspension Period; provided, however, that in any event the Company will provide such notice no later than the commencement of such Suspension Period; provided, further, that in no event will a Suspension Period exceed thirty (30) days and in no event shall the total number of days subject to a Suspension Period during any consecutive twelve (12) month period exceed forty-five (45) days. Any Suspension Period will not be deemed to have ended until the Holder has received a notice from the Company stating that such Suspension Period has ended. The Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a Suspension Notice from the Company, such Holder will forthwith discontinue any offers and sales of such Registrable Securities under a Registration Statement or a Piggyback Registration Statement until such Holder’s receipt of the copies of the applicable supplemented prospectus and/or amended registration statement or until it is advised in writing by the Company that the use of the prospectus under the applicable Registration Statement or Piggyback Registration Statement, as applicable, may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus or amended registration statement. The Company and the Holder acknowledge and agree that in no way shall this Section 10(f) limit the Holder’s ability to sell securities without using a Registration Statement or a Piggyback Registration Statement.

(g) The Company shall pay all reasonable Registration Expenses.

SECTION 11. Representations and Warranties of the Company. The Company hereby represents and warrants to the Holder as of the Commencement Date, that:

(a) The Company (i) is duly incorporated and validly existing under the laws of the jurisdiction of its incorporation, (ii) has the requisite power and authority to execute, deliver and perform its obligations under this Instrument, and (iii) is duly qualified and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license.

(b) The Board has been generally and unconditionally authorized and empowered to execute this Instrument, and allot and issue the Conversion Shares in accordance with the Organization Documents of the Company and the terms of this Instrument, and that execution, delivery and performance by the Company of this Instrument has been duly authorized by all necessary corporate or other organizational action, and does not (i) contravene the terms of any of the Organization Documents of the Company or any Subsidiary, or (ii) conflict with or result in any breach or contravention of, or the creation of any Lien (as defined in the Credit Agreement) under, or require any payment to be made under (A) any Contractual Obligation (as defined in the Credit Agreement) to which the Company or any of its Subsidiaries is a party or affecting such Person or the properties of the Company or any of its Subsidiaries or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Company or any of its Subsidiaries or their property is subject.

(c) No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company of this Instrument other than those that have already been obtained and are in full force and effect. No shareholder or equityholder approvals are required under the Organization Documents of the Company or any of its Subsidiaries, any instrument or agreement to which the Company or any of its Subsidiaries is a party, or under the rules of the Principal Market on which the Common Shares are traded (including Nasdaq and TSX, if applicable) in connection with the issuance of this Instrument or the Conversion Shares issuable upon exercise of the conversion rights under this Instrument.

(d) Neither the Company nor any of its Subsidiaries is insolvent or bankrupt or unable to pay its debts as they fall due and neither the Company nor any of its Subsidiaries has stopped or suspended payment of its debts or indicated its intention to do so, nor has any analogous procedure or step been taken or proposed in any jurisdiction in relation to the Company or any of its Subsidiaries, nor has the Company or any of its Subsidiaries commenced negotiations with one or more of its creditors with a view to rescheduling or restructuring any of its indebtedness. No steps have been taken or proposed for the winding-up, bankruptcy, administration, examinership, insolvency, dissolution or reorganization of the Company or any of its Subsidiaries.

(e) This Instrument has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally; (ii) general principles of equity, regardless of whether considered in a proceeding in equity or at law; and (iii) public policy considerations.

(f) The Conversion Shares have been duly and validly authorized and reserved for issuance by the Company and, when issued upon exercise of the conversion rights under this Instrument in accordance with its terms, will be fully paid and nonassessable, and the issuance of the Conversion Shares, if any, will not be subject to any statutory or contractual preemptive right, right of first refusal or other similar rights; the Conversion Shares when issued and delivered against payment therefor as provided for in this Instrument will be free of any restriction upon the voting or transfer thereof pursuant to the Company’s Organization Documents or any agreement or other instrument to which the Company or any of its Subsidiaries is a party other than the restrictions on ownership and transfer set forth in the Company’s Organization Documents, if any, and applicable securities laws.

(g) The Conversion Shares issuable upon exercise of the conversion rights under this Instrument will conform, in all material respects to the descriptions thereof contained in the reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act, the Exchange Act and applicable Canadian securities laws (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “Public Filings”) and the Organization Documents of the Company. Except as disclosed in the Public Filings, there are no persons with registration or other similar rights to have any equity or debt securities, including securities which are convertible into or exchangeable for equity securities, registered pursuant to any registration statement or otherwise registered by the Company or any of its Subsidiaries under the Securities Act or applicable Canadian securities laws, all of which registration or similar rights are fairly summarized in the Public Filings.

(h) Assuming the accuracy of the representations made by the Holder herein as of the Commencement Date and as of the date of any exercise of such Holder’s conversion rights under this Instrument, as applicable, the offer and sale by the Company of this Instrument to the Holder and the Conversion Shares issuable upon exercise by the Holder of the conversion rights under this Instrument are not required to be registered pursuant to the provisions of Section 5 of the Securities Act, and the first trade in the Conversion Shares issuable upon exercise by the Holder of the conversion rights under this Instrument is exempt from the prospectus requirements of applicable Canadian securities laws, provided that the trade is not a “control distribution” (as such term is defined in National Instrument 45-102 – Resale of Securities).

SECTION 12. Representations and Warranties of the Holder. The Holder hereby represents and warrants to the Company as of the Commencement Date and on each date that any Notice of Conversion is delivered to the Company that the Holder (a) is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act, (b) is aware that the prospective investment in this Instrument and the Conversion Shares issuable upon exercise of the conversion rights under this Instrument, may involve a high degree of risk, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of such investment, (c) can bear the economic risks of its investment in this Instrument and the Conversion Shares issuable upon conversion hereunder, and (d) has had (i) access to representatives of the Company during the course of this transaction, prior to the creation of this Instrument and, if applicable, prior to the exercise of the conversion rights under this Instrument, (ii) the opportunity to ask questions of and receive answers from the Company and its representatives concerning the terms and conditions of this Instrument and the Conversion Shares, and (iii) the opportunity to obtain any additional information necessary to verify the information related to this Instrument, the Conversion Shares or otherwise to the business and proposed activities of the Company. In addition, the Holder is acquiring this Instrument, and any Conversion Shares issuable upon exercise of the conversion rights hereunder, solely for its own account, and such Instrument is being and will be acquired by such Holder solely for the purpose of investment and not with a view to resale of this Instrument (or any Conversion Shares issuable upon conversion hereunder) in connection with a distribution thereof in violation of the Securities Act. The Holder understands and acknowledges that this Instrument, and any Conversion Shares issuable upon conversion hereunder, may not be transferred or sold except pursuant to (A) the registration or qualification provisions of applicable securities laws or pursuant to an available exemption therefrom and (B) the terms of this Instrument. The Holder is not a resident of Canada and is investing in this Instrument as principal for its own account, not for the benefit of any other person, for investment only and not with a view to the resale or distribution of all or any of this Instrument or the Conversion Shares. Nothing in this Instrument shall be construed as conferring upon the Holder any right or interest whatsoever as a shareholder of the Company.

SECTION 13. Definitions.

As used herein, in addition to the terms defined elsewhere herein, the following terms shall have the following meanings.

“$” means lawful money of the United States.

“30-Day VWAP” means, as of any date, the volume weighted average trading price per Common Share, or any successor security thereto (rounded to the nearest second decimal place) on the Principal Market (as reported by Bloomberg L.P. (or its successor) or if not available, by Dow Jones & Company Inc., or if neither is available, by another authoritative source mutually agreed by the Company and the Holder) from 9:30 a.m. (New York City time) on the Trading Day that is thirty (30) Trading Days preceding such date to 4:00 p.m. (New York City time) on the last Trading Day immediately preceding such date.

“Administrative Agent” means Madryn Fund Administration, LLC, in its capacity as administrative agent under any of the Credit Agreement.

“Affiliate” has the meaning provided in the Credit Agreement.

“Aggregate Conversion Amount” means the aggregate amount of the Outstanding Amount of the Loans owing to the Holder under the Credit Agreement, up to the Maximum Conversion Amount then available, that the Holder elects to convert into Conversion Shares as indicated by the Holder in the Notice of Conversion; provided that, in the case of an Automatic Exercise, the “Aggregate Conversion Amount” means the Maximum Conversion Amount then available.

“Alternate Consideration” has the meaning set forth in Section 5(b).

“Automatic Exercise” has the meaning set forth in Section 2(i).

“Board” means the board of directors of the Company.

“Business Day” has the meaning provided in the Credit Agreement.

“Cash Settlement Amount” has the meaning set forth in Section 2(d)(ii).

“Cash Settlement Date” has the meaning set forth in Section 2(d)(iii).

“Commencement Date” has the meaning set forth in the Preamble.

“Commission” means the United States Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act or the Exchange Act.

“Common Shares” has the meaning set forth in the Preamble.

“Company” has the meaning set forth in the Preamble.

“Conversion Price” has the meaning set forth in the Preamble.

“Conversion Securities” means this Instrument or any Conversion Shares issuable upon exercise of the conversion rights under this Instrument, in whole or in part.

“Conversion Shares” means (a) the Common Shares issued or issuable upon exercise of the conversion rights under this Instrument in accordance with its terms and (b) all other Equity Interests of the Company issued with respect to such Common Shares by way of stock dividends, split, conversions or other reclassification or in connection with any Fundamental Transaction, recapitalization or other reorganization affecting the Company’s Equity Interests.

“Credit Agreement” has the meaning set forth in the Preamble.

“Day 1 U.S. Federal Withholding Taxes” shall mean U.S. federal withholding taxes imposed on amounts payable to or for the account of a Holder with respect to an interest in the Instrument pursuant to a law in effect on the date on which (i) such Holder acquires such interest in the Instrument (other than pursuant to an assignment request by the Borrower pursuant to Section 11.13 of the Credit Agreement) or (ii) such Holder changes its Lending Office (as defined in the Credit Agreement), except in each case to the extent that, pursuant to Section 3.01 of the Credit Agreement, amounts with respect to such taxes were payable either to the Holder’s assignor immediately before such Holder became a party hereto or to such Holder immediately before it changed its Lending Office (as defined in the Credit Agreement).

“Distributed Property” has the meaning set for in Section 5(a)(ii).

“Effectiveness Period” means the period beginning on the effective date for the Registration Statement and ending at the Registration Termination Time.

“Equity Interests” has the meaning provided in the Credit Agreement.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“Existing Registration Rights Agreement” means the Resale Registration Rights Agreement, dated June 14, 2021, by and among the Company and 1315 Capital II, L.P., Greybrook Health Inc., Marlin Fund, Limited Partnership, Marlin Fund II, Limited Partnership, MSS GB SPV LP and the other purchasers from time to time party thereto.

“Expiration Date” means the earlier to occur of (a) the Maturity Date (as defined in the Credit Agreement) and (b) the date as of which (i) all of the Commitments (as defined in the Credit Agreement) of the Holder, as a Lender under the Credit Agreement, have been terminated and (ii) all Obligations owing to the Holder, as a Lender under the Credit Agreement, have been paid in full in cash or upon earlier conversion of all or a portion of this Instrument (other than contingent indemnification obligations for which no claim has been asserted).

“Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as determined by the Board, acting reasonably, in good faith and evidenced by a written notice delivered promptly to the Holder (which written notice shall include certified resolutions of the Board in respect thereof). If the Holder objects in writing to the Board of Directors’ calculation of fair market value within ten (10) Business Days after receipt of written notice thereof, and the Holder and the Company are unable to agree on the fair market value during the ten (10) day period following the delivery of the Holder’s objection, then the Fair Market Value shall be determined by a disinterested appraiser (which may be a national investment bank or national accounting firm) mutually selected by the Company and the Holder, the fees and expenses of which shall be paid by the Company. Any selection of a disinterested appraiser shall be made in good faith within three (3) Business Days after the Holder provides written notice to the Company of its objection to the determination of the Fair Market Value and any determination of Fair Market Value by a disinterested appraiser shall be made within fifteen (15) days of the date of selection. For the avoidance of doubt, the Fair Market Value of cash shall be the amount of such cash.

“Fair Market Value Per Common Share” of one Common Share means as of any particular day (a) at the option of the Holder, either (i) the last reported sale price on the Nasdaq Capital Market and, if there are no sales, the last reported bid price, of the Common Shares on the Business Day prior to such date on the Principal Market on which the Common Shares are then listed or quoted as reported by Bloomberg Financial Markets or (ii) 30-Day VWAP as of such date, or (b) if the Fair Market Value Per Common Share cannot be calculated as of such date on the foregoing basis, the price determined in good faith by the Board, acting reasonably and in consultation with the Holder. Notwithstanding the forgoing if the determination of Fair Market Value Per Common Share is in connection with any Fundamental Transaction, then the Fair Market Value Per Common Share shall be the value per Conversion Share to be realized in such pending transaction.

“Fundamental Transaction” means (a) any merger, amalgamation, arrangement, consolidation or similar transaction of the Company with or into another Person, (b)(i) a sale, lease, license, transfer, exchange or other disposition of all or substantially all the assets of the Company and its Subsidiaries on a consolidated basis or (ii) any license, sublicense or similar grant of rights, or series of such licenses or grants, with respect to any assets, including intellectual property assets, of the Company or any of its Subsidiaries which are material to the Company and its Subsidiaries on a consolidated basis to any Person or group of Persons other than a Subsidiary of the Company, (c) any reclassification of the Common Shares (other than a change to par value, or from par value to no par value or changes resulting from a combination or subdivision), or (d) any statutory exchange of the outstanding Common Shares, as a result of which, the holders of the Common Shares would be entitled to receive, or their Common Shares would be converted into, or exchanged for, other shares, other stock, other securities, or other property or assets (including cash or any combination thereof).

“Governmental Authority” has the meaning provided in the Credit Agreement.

“Holder” has the meaning set forth in the Preamble.

“Instrument” has the meaning set forth in the Preamble.

“Lender” has the meaning provided in the Credit Agreement.

“Loan” has the meaning provided in the Credit Agreement.

“Maximum Conversion Amount” means, (a) if, at the time of the exercise of the conversion rights under this Instrument, there is at least $1,209,732.27 of the Outstanding Amount of Loans owing to the Holder under the Credit Agreement as of such date, $1,209,732.27, or, (b) if, at the time of exercise of the conversion rights under this Instrument, there is less than $1,209,732.27 of the Outstanding Amount of Loans owing to the Holder under the Credit Agreement, the entire Outstanding Amount of Loans owing to the Holder at such time under the Credit Agreement.

“Nasdaq” has the meaning set forth in Section 2(d)(i).

“Net Exercise” has the meaning set forth in Section 2(c).

“Non-Share Settled Portion” has the meaning set forth in Section 2(d)(i).

“Notice of Conversion” has the meaning set forth in Section 2(a).

“Organization Documents” has the meaning provided in the Credit Agreement.

“Outstanding Amount” has the meaning provided in the Credit Agreement.

“Person” has the meaning provided in the Credit Agreement.

“Piggyback Registration Statement” has the meaning set forth in Section 10(c).

“Principal Market” initially means the Nasdaq Capital Market and any successor thereto that qualifies as a national securities exchange, inter-dealer quotation system or over-the-counter market, and shall also include the Nasdaq Global Market, the Nasdaq Global Select Market, New York Stock Exchange, Inc., the NYSE American or the OTC Bulletin Board, whichever is at the time the principal exchange or market for the Common Shares, based upon daily share volume.

“Principal Office” means the Company’s principal office as set forth in Section 19 hereof or such other principal office of the Company in the United States of America the address of which shall have first been set forth in a notice to the Holder.

“Public Filings” has the meaning set forth in Section 11(g).

“Registrable Securities” means the Conversion Shares issuable upon exercise of the conversion rights under this Instrument.

“Registration Conditions” means (a) the Common Shares are listed on a Trading Market in the United States; and (B) the Company shall have received (or caused to be prepared) audited financial statements of Check Five LLC, a Delaware limited liability company (d/b/a Success TMS), to the extent such audited financial statements are required by applicable U.S. securities laws, rules and regulations (including, but not limited to, Rule 3-05 of Regulation S-X under the Securities Act) for the filing of the Registration Statement.

“Registration Expenses” means all expenses incident to the Company’s performance under or compliance with Section 10 of this Instrument to effect the registration of Registrable Securities on a Registration Statement or a Piggyback Registration Statement pursuant to Section 10 hereof or an underwritten offering, and the disposition of such Registrable Securities, including, without limitation, all registration, filing, securities exchange listing and fees required to be paid to the Principal Market for the Company’s Common Shares, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the Financial Industry Regulatory Authority, Inc., fees of transfer agents and registrars, all word processing, duplicating and printing expenses, any transfer taxes, and the fees and disbursements of counsel and independent public accountants for the Company, including the expenses of any special audits or “comfort” letters required by or incident to such performance and compliance, and the reasonable fees and disbursements of one counsel for the Holder participating in such Registration Statement, Piggyback Registration Statement or underwritten offering thereunder to effect the disposition of such Registrable Securities, selected by the Holder, subject to the reasonable consent of the Company; provided, that, if holders of registrable securities under the Existing Registration Rights Agreement are also participating in any such Piggyback Registration Statement or underwritten offering thereunder, then the counsel for such other holders shall be designated as the counsel for the Holder in connection therewith, except unless the Holder reasonably objects to such counsel (including, without limitation, by reasons of any conflict of interest).

“Registration Statement” has the meaning set forth in Section 10(a).

“Registration Termination Time” means the earliest to occur of the following: (a) when a registration statement covering Registrable Securities becomes or has been declared effective by the Commission and all such Registrable Securities have been sold or disposed of pursuant to such effective registration statement; (b) when all Registrable Securities have been sold or disposed of (excluding transfers or assignments by the Holder to an Affiliate) pursuant to Rule 144 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) under circumstances in which all of the applicable conditions of Rule 144 (as then in effect) are met; (c) when all Registrable Securities are held by the Company or one of its direct or indirect Subsidiaries; or (d) if the Holder beneficially owns less than one percent (1%) of outstanding Common Shares.

“Regulatory Requirement” has the meaning set forth in Section 9(g).

“Requested Shares” has the meaning set forth in Section 10(c).

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

“Share Combination” has the meaning set forth in Section 5(a)(i)(C).

“Share Delivery Date” has the meaning set forth in Exhibit B.

“Share Distribution” has the meaning set forth in Section 5(a)(i)(A).

“Share Subdivision” has the meaning set forth in Section 5(a)(i)(B).

“Subsidiary” has the meaning provided in the Credit Agreement.

“Suspension Notice” has the meaning set forth in Section 10(f).

“Suspension Period” has the meaning set forth in Section 10(f).

“Trading Day” means, as applicable, (a) with respect to all price or trading volume determinations relating to the Common Shares, any day on which the Common Shares is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Shares, then on the principal securities exchange or securities market on which the Common Shares is then traded; provided that “Trading Day” shall not include any day on which the Common Shares is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Shares is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00 p.m., New York City time) unless such day is otherwise designated as a Trading Day in writing by the Holder or (y) with respect to all determinations other than price determinations relating to the Common Shares, any day on which Nasdaq (or any successor thereto) is open for trading of securities.

“Trading Market” means whichever of the Toronto Stock Exchange, NYSE American, New York Stock Exchange, the Nasdaq Global Market, the Nasdaq Capital Market, Nasdaq Global Select Market or such other United States registered national securities exchange on which the Common Shares are listed or quoted for trading on the date in question.

“Transfer Agent” means the Company’s designated transfer agent, as it may be changed from time to time.

“TSX” has the meaning set forth in Section 2(d)(i).

SECTION 14. Survival of Provisions. Upon the earlier of (a) the full exercise of the conversion rights under this Instrument and (b) the occurrence of the Expiration Date, as applicable, all of the provisions of this Instrument shall terminate, except that the provisions of Section 9, Section 10 and Section 13 through Section 27 of this Instrument shall expressly survive such exercise or Expiration Date until such time as the Holder no longer holds any Conversion Shares.

SECTION 15. Equitable Relief. Each of the Company and the Holder acknowledges that a breach by such party of any of its obligations under this Instrument would give rise to irreparable harm to the other party hereto for which monetary damages would not be an adequate remedy and hereby agrees that in the event of a breach by such party of any such obligations, the other party hereto shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief without posting bond or other security.

SECTION 16. Waivers, Delays, Omissions and Indulgences. It is agreed that no waivers, delay or omission to exercise any right, power or remedy accruing to the Holder upon any breach or default of the Company under this Instrument shall impair any such right, power or remedy, nor, unless explicitly stated in writing, shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor, unless explicitly stated in writing, shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the Holder’s part of any breach or default under this Instrument, or any waiver on the Holder’s part of any provisions or conditions of this Instrument must be in writing and that all remedies, either under this Instrument, or by law or otherwise afforded to the Holder, shall be cumulative and not alternative.

SECTION 17. Rights of Transferees. Subject to Section 7, the rights granted to the Holder hereunder of this Instrument shall pass to and inure to the benefit of all subsequent transferees of all or any portion of this Instrument (provided that the Holder and any transferee shall hold such rights in proportion to their respective ownership of this Instrument and the Conversion Shares) until extinguished pursuant to the terms hereof.

SECTION 18. Captions. The titles and captions of the Sections and other provisions of this Instrument are for convenience of reference only and are not to be considered in construing this Instrument.

SECTION 19. Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, e-mail, overnight courier service or personal delivery:

(a)	if to the Company:

Greenbrook TMS Inc.

890 Yonge Street, 7th Floor

Toronto, Ontario M4W 3P4

Attention: Peter Willett, Chief Financial Officer (Interim)

Phone No.: (416) 915-9100 x585

Email: PWillett@greenbrooktms.com

with a copy (which shall not constitute notice) to:

Torys LLP

1114 Avenue of the Americas, 23rd Floor

New York, NY 10036-7703

Attention: Christopher R. Bornhorst; Robbie Leibel

Phone No.: (212) 880-6047; (416) 865-8201

Email: cbornhorst@torys.com; rleibel@torys.com

(b)	if to the Holder:

Madryn Select Opportunities, LP

c/o Madryn Asset Management, LP

330 Madison Avenue, 33rd Floor

New York, NY 10017

Attention: Avinash Amin

Phone No.: (646) 560-5490

Email: aamin@madrynlp.com

with a copy (which shall not constitute notice) to:

Moore & Van Allen PLLC

100 North Tryon Street

Suite 4700

Charlotte, NC 28202

Attention: Tripp Monroe; Sonny Ha

Phone No.: 704.331.1107; 704.331.3595

Email: trippmonroe@mvalaw.com; sonnyha@mvalaw.com

All such notices and communications shall be deemed to have been duly given: (i) when delivered by hand, if personally delivered; (ii) when delivered by courier, if delivered by commercial overnight courier service; (iii) five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and (iv) upon actual receipt if given by electronic mail and such receipt is confirmed in writing by the recipient or is verified by electronic means.

SECTION 20. Successors and Assigns. This Instrument shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that the Company shall have no right to assign its rights, or to delegate its obligations, hereunder without the prior written consent of the Holder, and any such assignment or delegation by the Company without the prior written consent of the Holder shall be null and void.

SECTION 21. Amendments. Neither this Instrument nor any term hereof may be amended, changed, waived, discharged or terminated without the prior written consent of the Holder and the Company to such action; provided, that upon the execution and delivery by the Administrative Agent of an executed copy of an amendment pursuant to Section 2.14(d) of the Credit Agreement, this Instrument shall, without any further action by the Holder and the Company, be deemed automatically cancelled and terminated and shall have no further force or effect.

SECTION 22. Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

SECTION 23. Governing Law; Jurisdiction; Etc.

(a) GOVERNING LAW. THIS INSTRUMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS INSTRUMENT OR THE ISSUANCE OF CONVERSION SHARES UPON EXERCISE OF THE CONVERSION RIGHTS UNDER THIS INSTRUMENT, AND THE TRANSACTIONS CONTEMPLATED HEREBY, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) SUBMISSION TO JURISDICTION. THE COMPANY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE HOLDER IN ANY WAY RELATING TO THE CONVERSION SECURITES, OR THE TRANSACTIONS RELATING HERETO, IN ANY OTHER FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK AND ANY UNITED STATES DISTRICT COURT IN THE STATE OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF LOCATED IN NEW YORK COUNTY, NEW YORK, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. THE COMPANY AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS INSTRUMENT SHALL AFFECT ANY RIGHT THAT THE HOLDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THE CONVERSION SECURITES, OR THE TRANSACTIONS RELATING HERETO, AGAINST THE COMPANY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) WAIVER OF VENUE. THE COMPANY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE CONVERSION SECURITES, OR THE TRANSACTIONS RELATING HERETO, IN ANY COURT REFERRED TO IN SECTION 23(B). EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 19. NOTHING IN THIS INSTRUMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

SECTION 24. WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE CONVERSION SECURITES, OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS INSTRUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 25. Entire Agreement. This Instrument and the Credit Agreement constitute a single integrated contract, which for greater certainty, provides that the terms of the Loans confer on the Holder of the Outstanding Amount of Loans the conversion rights set out in this Instrument, and are intended by the parties as a final expression of the agreement of the parties hereto and are intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein.

SECTION 26. Counterparts; Manner of Delivery. This Instrument may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

SECTION 27. Rules of Construction. Unless the context otherwise requires “or” is not exclusive, and, unless otherwise specified, references to sections or subsections refer to sections or subsections of this Instrument. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

[Remainder of Page Intentionally Omitted.]

IN WITNESS WHEREOF, the Company has caused this Instrument to be issued and executed in its corporate name by its duly authorized officers as of the date first written above.

GREENBROOK TMS INC.
By:	/s/ Bill Leonard
Name:	Bill Leonard
Title:	President and Chief Executive Officer

[Signature Page to Common Share Conversion Instrument]

ACKNOWLEDGED AND AGREED TO AS OF THE DATE FIRST WRITTEN ABOVE:

HOLDER:

MADRYN SELECT OPPORTUNITIES, LP

By:	MADRYN SELECT ADVISORS, LP,
its general partner

	By:	MADRYN SELECT ADVISORS GP, LLC,
its general partner

	By:	/s/ Avinash Amin
	Name:	Avinash Amin
	Title:	Member

ADMINISTRATIVE AGENT:

MADRYN FUND ADMINISTRATION, LLC

By:	MADRYN ASSET MANAGEMENT, LP,
its managing partner

	By:	MADRYN ASSET MANAGEMENT GP, LLC,
its general partner

	By:	/s/ Avinash Amin
	Name:	Avinash Amin
	Title:	Sole Member

[Signature Page to Common Share Conversion Instrument]

EXHIBIT A

NOTICE OF CONVERSION

To:	Greenbrook TMS Inc.

890 Yonge Street, 7th Floor

Toronto, Ontario M4W 3P4

with a copy (which shall not constitute notice) to:

Torys LLP

1114 Avenue of the Americas, 23rd Floor

New York, NY 10036-7703

Madryn Fund Administration, LLC, as Administrative Agent

c/o Madryn Asset Management, LP

330 Madison Avenue, 33rd Floor

New York, NY 10017

1. The undersigned, pursuant to the provisions of the attached Instrument, hereby elects to exercise its conversion rights under such Instrument with respect to $________ (the “Aggregate Conversion Amount”) of the Outstanding Amount of the Loans owing to the undersigned under the Credit Agreement and hereby directs the Company to allot and issue ________ Conversion Shares to it. Capitalized terms used but not otherwise defined herein have the meanings ascribed thereto in the attached Instrument.

2. The undersigned herewith:

☐

acknowledges and agrees that as payment in respect of the subscription price for such Conversion Shares, simultaneously with the allotment and issuance of the number of Conversion Shares specified above, the Aggregate Conversion Amount will be deemed repaid in accordance with Section 2.14 of the Credit Agreement; or

☐	tenders payment in respect of the subscription price for such Conversion Shares by Net Exercise as provided in Section 2(c) of the attached Instrument.

3. Please allot and issue the Conversion Shares issuable in respect hereof under the terms of the attached Instrument, as follows:

(Name of Record Holder/Transferee)

The address of the holder of such Conversion Shares for inclusion in the books and register of shareholders of the Company is as follows:

(Address of Record Holder/Transferee)

4. The undersigned represents that the aforesaid Conversion Shares are being subscribed for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such Conversion Shares. The undersigned further re-confirms each of the other representations and warranties provided by it in the attached Instrument.

5. If the Aggregate Conversion Amount is less than the Maximum Conversion Amount then available that may be converted into Conversion Shares under the Instrument, please issue a new conversion instrument representing the remaining balance available for subsequent conversion into Conversion Shares, being an amount equal to (a) the Maximum Conversion Amount available immediately prior to the exercise of the conversion rights hereby, minus (b) the Aggregate Conversion Amount, as follows:

(Name of Record Holder/Transferee)

and deliver such new conversion instrument to the following address:

(Address of Record Holder/Transferee)
(Signature)
(Date)

EXHIBIT B

PROCEDURES FOR ISSUANCE OF CONVERSION SHARES UPON EXERCISE

The procedures, rights and obligations set forth in this Exhibit B shall apply to the issuance and settlement of Conversion Shares pursuant to any Notice of Conversion delivered by the Holder or any Automatic Exercise, as applicable, pursuant to the attached Instrument, unless the Cash Settlement Amount is paid or proposed to be paid in accordance with Section 2(d) of the attached Instrument. Capitalized terms used but not otherwise defined herein have the meanings ascribed thereto in the attached Instrument.

(a) (x) Unless otherwise designated by the Holder in the applicable Notice of Conversion, on or before the fifth (5th) Trading Day following the date on which the Company has received such Notice of Conversion; provided, that, such date shall be extended by up to five (5) Trading Days in the event the Company is required to adjust the Conversion Price in accordance with Section 5 of the attached Instrument, or (y) following any Automatic Exercise, on the Expiration Date (as applicable, the “Share Delivery Date”), the Company shall:

(i) if (A) there is an effective registration statement filed pursuant to the Securities Act covering the resale of such Conversion Shares by the Holder and (B) it is not otherwise deemed necessary under applicable securities laws for a restrictive legend to be affixed on such Conversion Shares upon issuance to the Holder, and, in each case, the Transfer Agent is participating in The Depository Trust Company’s (“DTC”) Fast Automated Securities Transfer Program (“FAST”), upon the request of the Holder, credit such aggregate number of Conversion Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system; or

(ii) if (A) there is no effective registration statement filed pursuant to the Securities Act covering the resale of such Conversion Shares by the Holder, (B) it is deemed necessary under applicable securities laws for a restrictive legend to be affixed on such Conversion Shares upon issuance to the Holder, and/or (C) if the Transfer Agent is not then participating in the DTC’s FAST, upon the request of the Holder, issue and deliver (via reputable overnight courier) to the address as specified in the Notice of Conversion (or, in the case of an Automatic Exercise, to any address specified by the Holder in writing), a Direct Registration System statement, registered in the name of the Holder or its designee, for the number of Conversion Shares to which the Holder shall be entitled pursuant to such exercise, and if applicable, including a restrictive legend thereon.

If any restrictive legend is placed on Conversion Shares, the Company agrees that, as promptly as practicable following the Legend Removal Date (as defined below) in respect of such Conversion Shares, it will, subject to receipt of such representations and covenants of the Holder and the Holder’s executing broker, if any, as the Company or the Transfer Agent may reasonably require in connection therewith, deliver or cause to be delivered to the Holder a book entry position representing such Conversion Shares that is free from any restrictive legend (and the Company shall cause to be issued any legal opinion required by the Transfer Agent with respect thereto). The Company shall not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this section, except as may be required under applicable securities laws. To the extent that book entry positions are issued representing the Conversion Shares, such book entry positions subject to legend removal hereunder shall be delivered by the Transfer Agent to the Holder by issuing to the Holder by electronic delivery at the applicable balance account at DTC, the Transfer Agent or any custodian of the Holder, as applicable, at the Holder’s election. Any fees (with respect to the Transfer Agent, the Company’s counsel or otherwise) associated with the issuance of such opinion or the removal of such legend shall be borne by the Company. “Legend Removal Date”, in respect of any Conversion Shares, means the earliest of the date that (A) the

Company has received appropriate notice from the Holder that such Conversion Shares have been or are being sold or transferred pursuant to an effective registration statement under the Securities Act, (B) the Company has received appropriate notice from the Holder that such Conversion Shares have been or are being sold or transferred pursuant to Rule 144 (if the transferor is not an affiliate of the Company); or (C) the Company has received appropriate notice from the Holder that such Conversion Shares are eligible for resale under Rule 144 without volume or manner-of-sale restrictions.

(b) Upon delivery of a Notice of Conversion or any Automatic Exercise, as applicable, the Holder shall be deemed to have become the registered legal and beneficial owner of the Conversion Shares with respect to which the conversion rights under this Instrument have been exercised, irrespective of the date such Conversion Shares are credited to the Holder’s DTC account or the date of delivery of the certificate(s) evidencing such Conversion Shares (as the case may be). If the attached Instrument is submitted in connection with any exercise of the conversion rights pursuant to Section 2(e) of the attached Instrument and the Maximum Conversion Amount then available for conversion into Conversion Shares is greater than the Aggregate Conversion Amount being converted into Conversion Shares upon such exercise, then, at the request of the Holder, the Company shall as soon as practicable and in no event later than two (2) Business Days after the date of settlement pursuant to Section 2(e) of the attached Instrument and, at its own expense, issue and deliver to the Holder (or its designee) a new conversion instrument representing the right to convert the newly calculated maximum amount, after giving effect to such exercise, of the Outstanding Amount of Loans owing to the Holder for subscription for Conversion Shares (such newly calculated maximum amount being an amount equal to (i) the Maximum Conversion Amount which was available for conversion immediately prior to such exercise, minus (ii) the Aggregate Conversion Amount for such exercise).

(c) The Company shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including, without limitation, fees and expenses of the Transfer Agent) that may be payable with respect to the issuance of Conversion Shares upon exercise of the conversion rights under the attached Instrument (but not any subsequent transfer of Conversion Shares so issued).

(d) Notwithstanding any other provision in this Agreement, the Holder may elect, at its sole discretion, to receive unregistered Conversion Shares issued in response to a Notice of Conversion or any Automatic Exercise instead of Conversion Shares registered pursuant to any registration statement filed with the Commission to register the Conversion Shares. In such case, the Holder agrees and acknowledges that any such unregistered Conversion Shares shall bear a securities law legend substantially similar to the legend on the facing page of the attached Instrument, to the extent required by applicable securities laws.

EXHIBIT C

FORM OF SELLING SECURITYHOLDER QUESTIONNAIRE

[See attached]

GREENBROOK TMS INC.

SELLING SECURITYHOLDER NOTICE AND QUESTIONNAIRE

The undersigned beneficial owner of common shares (the “Common Shares”) of GREENBROOK TMS INC. (the “Company”) understands that the Company has filed or intends to file with the United States Securities and Exchange Commission (the “Commission”) a Registration Statement for the registration and resale of the Registrable Securities, in accordance with the terms of the Second Amended and Restated Common Share Conversion Instrument, dated as of December 30, 2023 (the “Conversion Instrument”), among the Company and the Holder (as defined therein). A copy of the Conversion Instrument is available from the Company upon request at the address set forth below. All capitalized terms used and not otherwise defined herein will have the meanings ascribed thereto in the Conversion Instrument.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

1.	Name.

	(a)	Full Legal Name of Selling Securityholder

	(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities Listed in Item 3 below are held:

	(c)	Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by the questionnaire):

2.	Address for Notices to Selling Securityholder:

Name:

Address:

Telephone:

Fax:

Contact Person:

3.	Beneficial Ownership of Registrable Securities:

	(a)	Type and Amount of Registrable Securities Beneficially Owned:

4.	Broker-Dealer Status:

(a) Are you a broker-dealer?

Yes ☐ No ☐

Note: If yes, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(b) Are you an affiliate of a broker-dealer?

Yes ☐ No ☐

(c) If you are an affiliate of a broker-dealer, do you certify that you bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes ☐ No ☐

Note: If no, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

5.	Beneficial Ownership of Other Securities of the Company Owned by the Selling Securityholder.

Except as set forth below in this Item 5, the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item 3.

Type and Amount of Other Securities Beneficially Owned by the Selling Securityholder:

6.	Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof and prior to the Effective Date for the Registration Statement.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 6 and the inclusion of such information in the Registration Statement and the related prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:	Beneficial Owner:

By:

Name:

Title:

PLEASE E-MAIL A COPY OF THE COMPLETED AND EXECUTED NOTICE AND

QUESTIONNAIRE, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL, TO:

Greenbrook TMS Inc.

890 Yonge Street, 7th Floor

Toronto, Ontario

Canada M4W 3P4

Email: PWillett@greenbrooktms.com

Attention: Peter Willett, Chief Financial Officer (Interim)

With a copy to:

Christopher R. Bornhorst

Torys LLP

1114 Avenue of The Americas, 23rd Floor

New York, NY 10036

Email: cbornhorst@torys.com